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                                 NORTHERN FUNDS

                 ADDENDUM NO. 3 TO THE FOREIGN CUSTODY AGREEMENT



     This Addendum No. 3, dated as of the 31st day of July, 2000, is entered into between NORTHERN FUNDS (the "Trust"), a Delaware business trust, and THE NORTHERN TRUST COMPANY ("Northern"), an Illinois state bank.

     WHEREAS, the Trust and Northern have entered into a Foreign Custody Agreement dated April 1, 1994, as amended by Addendum No. 1 dated as of April 1, 1998 and Addendum No. 2 dated as of February 8, 2000 (the "Foreign Custody Agreement"), pursuant to which the Trust has appointed Northern to act as custodian to the Trust for its International Growth Equity Fund, Global Fixed Income Fund (formerly known as the International Fixed Income Fund), International Select Equity Fund and Global Communications Fund (collectively, the "Funds"); and

     WHEREAS, the Trust has this day reorganized itself from a Massachusetts business trust to a Delaware business trust; and

     WHEREAS, the Trust and Northern desire that Northern continue to act as custodian to the Trust for the Funds pursuant to the terms of the Foreign Custody Agreement as amended to date;

     NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

     1. RESTATEMENT. Section 18 of the Foreign Custody Agreement is hereby amended and restated as follows:

          MISCELLANEOUS. The Trust's Agreement and Declaration of Trust is on file with the Trust. The captions of this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. Any provision in this Agreement requiring compliance with any statute or regulation shall mean such statute or regulation as amended and in effect from time to time. This Agreement shall be construed in accordance with the laws of the State of Illinois (except as to Section 19 hereof which shall be construed in accordance with the laws of the State of Delaware) and shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.
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     2.   REAFFIRMATION. The Foreign Custody Agreement as amended to date is hereby reaffirmed and readopted by each of the parties hereto, and Northern shall continue to provide services to the Trust for the Funds, and to receive compensation for such services, as provided in the Foreign Custody Agreement, subject to the terms set forth therein.

     3. MISCELLANEOUS. Except to the extent supplemented hereby, the Foreign Custody Agreement shall remain unchanged and in full force and effect, and is hereby ratified and confirmed in all respects as supplemented hereby.

         IN WITNESS WHEREOF, the undersigned have executed this Addendum as of the date and year first above written.



                                                NORTHERN FUNDS


Attest:  /s/ Diane Anderson
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                                                By: /s/ Archibald King
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                                                Name: Archibald King
                                                     ---------------

                                                Title: Vice-President
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                                                THE NORTHERN TRUST COMPANY


Attest:  /s/ Diane Anderson
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                                                By: /s/ Archibald King
                                                    ------------------

                                                Name: Archibald King
                                                     ---------------

                                                Title: Senior Vice-President
                                                       ---------------------